Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 25, 2024

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports fourth-quarter and full-year 2023 financial results
•Announces plans to repower an additional approximately 245 megawatts of wind facilities through 2026
•Introduces year-end 2024 run-rate expectations

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported fourth-quarter 2023 net income attributable to NextEra Energy Partners of $112 million. NextEra Energy Partners also reported fourth-quarter 2023 adjusted EBITDA of $454 million and cash available for distribution (CAFD) of $86 million.

For the full year 2023, NextEra Energy Partners reported net income attributable to NextEra Energy Partners of $200 million. NextEra Energy Partners also reported full-year 2023 adjusted EBITDA of $1.875 billion and CAFD of $689 million.

"In 2023, NextEra Energy Partners delivered approximately 13.6% year-over-year growth in adjusted EBITDA," said John Ketchum, chairman and chief executive officer. "Last month, the partnership successfully completed the sale of its Texas natural gas pipeline portfolio and has sufficient proceeds available to address the equity buyouts of the STX Midstream and NEP Renewables II convertible equity portfolio financings. Today, we also are pleased to announce plans to repower an additional approximately 245 megawatts of wind facilities through 2026, bringing the total of announced wind repowerings to approximately 985 megawatts."

Texas natural gas pipeline portfolio sale
NextEra Energy Partners successfully closed the sale of its Texas natural gas pipeline portfolio last month. With the sale of the Texas pipeline portfolio complete, the partnership has addressed two of the three near-term convertible equity portfolio financings and has plans to address the third convertible equity portfolio financing associated with the Meade pipeline in 2025.

Plans to repower wind facilities
Executing against its growth targets, NextEra Energy Partners expects to repower approximately 1.3 gigawatts of its existing wind facilities through 2026. The partnership now has identified approximately 985 megawatts of wind repowerings through 2026. The repowerings are projected to generate attractive CAFD yields.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.88 per common unit (corresponding to an annualized rate of $3.52 per common unit) to the unitholders of NextEra Energy Partners. This declaration reflects an annualized increase of 6% from its third-quarter 2023 distribution per common unit. The distribution will be payable on Feb. 14, 2024, to unitholders of record as of Feb. 6, 2024.

Outlook
From an updated base of its fourth-quarter 2023 distribution per common unit at an annualized rate of $3.52, NextEra Energy Partners continues to see 5% to 8% growth per year in limited partner distributions per unit, with a current target of 6% growth per year, as being a reasonable range of expectations through at least 2026. The partnership does not expect to need an acquisition in 2024 to achieve its 6% limited partner distribution growth target, does not expect to require growth equity until 2027 and expects its payout ratio to be in the mid-90s through 2026. The partnership expects the annualized rate of the fourth-quarter 2024 distribution that is payable in February 2025 to be $3.73 per common unit.

NextEra Energy Partners is introducing Dec. 31, 2024, run-rate expectations for adjusted EBITDA in a range of $1.9 billion to $2.1 billion and CAFD in a range of $730 million to $820 million, reflecting calendar-year 2025 expectations for the forecasted portfolio at year-end 2024.

Conference call information
As previously announced, NextEra Energy Partners' fourth-quarter and full-year 2023 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be fourth-quarter and full-year 2023 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on NextEra Energy Partners' website by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The financial results news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Adjusted EBITDA is defined as net income plus depreciation and amortization; interest expense; income taxes; pre-tax production and investment tax credits net of any discount; amortization of intangible assets/liabilities – PPAs – net; noncontrolling interests in specified projects; (gains) losses on disposal of businesses/assets – net; equity in losses (earnings) of non-economic ownership interests; depreciation and interest expenses included within equity in earnings of equity method investees; discontinued operations; and other non-cash items.

CAFD is defined as cash available for distribution and represents adjusted EBITDA less a pre-tax allocation of production tax credits to tax equity investors; a pre-tax allocation of investment tax credits to tax equity investors; the pre-tax adjustment for production and investment tax credits earned by NextEra Energy Partners; earnings impact from convertible investment tax credits; debt service; maintenance capital; income tax payments; and other non-cash items included in adjusted EBITDA if any. CAFD excludes changes in working capital.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy Partners’ management believes that adjusted EBITDA and CAFD provide a more meaningful representation of NextEra Energy Partners' cash generating ability. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

Adjusted EBITDA, CAFD, limited partner distributions, equity issuances and other expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy to support wind and solar development and construction; market demand and transmission expansion support for wind and solar development; access to capital at reasonable cost and terms; no changes to governmental policies or incentives; and completion of the partnership's transition plans. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to expected GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning NEP’s transition plans, adjusted EBITDA, cash available for distribution (CAFD), and unit distribution expectations, as well as statements concerning NEP's future operating performance, equity issuance expectations, financing needs and planned repowering of wind facilities. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by the performance of its renewable energy projects which could be impacted by wind and solar conditions and in certain circumstances by market prices; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP may pursue the repowering of renewable energy projects that would require up-front capital expenditures and could expose NEP to project development risks; geopolitical factors, terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP’s cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP is subject to risks associated with its ownership interests in projects that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; reductions in demand for natural gas in the U.S. and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utility holding companies, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP’s business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) and certain of its affiliates are permitted to borrow funds received by NextEra Energy Operating Partners, LP (NEP OpCo) or its subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC under certain limited circumstances; if the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE’s potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; holders of NEP’s units may be subject to voting restrictions; NEP’s partnership agreement replaces the fiduciary duties that NEP GP and NEP’s directors and officers might have to holders of its common units with contractual standards governing their duties and the New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP’s partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP’s directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP’s actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE’s consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on

NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of common units, or other limited partnership interests, or securities convertible into, or settleable with, common units, and any subsequent conversion or settlement, will dilute common unitholders’ ownership in NEP, may decrease the amount of cash available for distribution for each common unit, will impact the relative voting strength of outstanding NEP common units and issuance of such securities, or the possibility of issuance of such securities, as well as the resale, or possible resale following conversion or settlement, may result in a decline in the market price for NEP's common units; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
OPERATING REVENUES	$232	$204	$1,078	$969
OPERATING EXPENSES
Operations and maintenance	130	143	520	527
Depreciation and amortization	137	106	521	394
Taxes other than income taxes and other	18	14	65	40
Total operating expenses – net	285	263	1,106	961
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	—	1	—	36
OPERATING INCOME (LOSS)	(53)	(58)	(28)	44
OTHER INCOME (DEDUCTIONS)
Interest expense	(200)	3	(394)	848
Equity in earnings of equity method investees	24	28	152	177
Equity in earnings (losses) of non-economic ownership interests	(13)	(1)	4	56
Other – net	4	—	9	5
Total other income (deductions) – net	(185)	30	(229)	1,086
INCOME (LOSS) BEFORE INCOME TAXES	(238)	(28)	(257)	1,130
INCOME TAX EXPENSE (BENEFIT)	(33)	(9)	(25)	161
INCOME (LOSS) FROM CONTINUING OPERATIONS	(205)	(19)	(232)	969
INCOME FROM DISCONTINUED OPERATIONS	353	37	450	152
NET INCOME	148	18	218	1,121
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(36)	17	(18)	(644)
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$112	$35	$200	$477

Earnings per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution(a)
From continuing operations	$(0.35)	$0.31	$0.34	$5.24
From discontinued operations	$1.55	$0.09	$1.84	$0.38
Earnings per common unit attributable to NextEra Energy Partners, LP – basic and assuming dilution	$1.20	$0.40	$2.18	$5.62
Weighted-average number of common units outstanding – basic	93.4	86.5	91.6	84.9
Weighted-average number of common units outstanding – assuming dilution	93.4	86.5	91.6	84.9
_________________________________
(a)    Adjusted for impact of dilutive securities
NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income	$148	$18	$218	$1,121
Add back:
Depreciation and amortization	137	106	521	394
Interest expense	200	(3)	394	(848)
Income taxes	(33)	(9)	(25)	161
Tax credits	253	198	944	775
Amortization of intangible assets/liabilities – PPAs – net	21	34	82	143
Noncontrolling interests in Silver State, Star Moon Holdings, Emerald Breeze and Sunlight Renewables Holdings	(10)	(9)	(77)	(70)
Gains on disposal of businesses/assets – net	—	(1)	—	(36)
Equity in losses (earnings) of non-economic ownership interests	13	1	(4)	(56)
Depreciation and interest expense included within equity in earnings of equity method investees	23	19	77	55
Discontinued operations	(314)	11	(270)	31
Other	16	(5)	15	(20)
Adjusted EBITDA	$454	$360	$1,875	$1,650
Tax credits	(231)	(188)	(848)	(735)
Other – net	(15)	(14)	(57)	(56)
Cash available for distribution before debt service payments	$208	$158	$970	$859
Cash interest paid	(55)	(36)	(204)	(177)
Debt repayment principal(a)	(67)	(48)	(77)	(48)
Cash available for distribution	$86	$74	$689	$634
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(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$274	$226
Accounts receivable	114	117
Other receivables	64	41
Due from related parties	1,575	1,127
Inventory	82	49
Assets held for sale	—	95
Other	107	207
Total current assets	2,216	1,862
Other assets:
Property, plant and equipment – net	14,837	14,191
Intangible assets – PPAs – net	1,987	2,010
Goodwill	833	812
Investments in equity method investees	1,853	1,875
Assets held for sale	—	1,408
Other	785	894
Total other assets	20,295	21,190
TOTAL ASSETS	$22,511	$23,052
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$72	$867
Due to related parties	87	87
Current portion of long-term debt	1,348	38
Accrued interest	38	28
Accrued property taxes	43	23
Liabilities associated with assets held for sale	—	21
Other	83	262
Total current liabilities	1,671	1,326
Other liabilities and deferred credits:
Long-term debt	4,941	5,250
Asset retirement obligations	331	299
Due to related parties	53	54
Intangible liabilities – PPAs – net	1,210	1,153
Liabilities associated with assets held for sale	—	3
Other	248	195
Total other liabilities and deferred credits	6,783	6,954
TOTAL LIABILITIES	8,454	8,280
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	101
EQUITY
Common units (93.4 and 86.5 units issued and outstanding, respectively)	3,576	3,332
Accumulated other comprehensive loss	(7)	(7)
Noncontrolling interests	10,488	11,346
TOTAL EQUITY	14,057	14,671
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$22,511	$23,052

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$218	$1,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	553	430
Intangible amortization – PPAs	82	143
Change in value of derivative contracts	284	(1,034)
Deferred income taxes	34	171
Equity in earnings of equity method investees, net of distributions received	32	3
Equity in earnings of non-economic ownership interests, net of distributions received	(4)	(50)
Gains on disposal of businesses/assets – net	(375)	(36)
Other – net	20	10
Changes in operating assets and liabilities:
Current assets	(34)	(43)
Noncurrent assets	(81)	(2)
Current liabilities	(14)	63
Noncurrent liabilities	16	—
Net cash provided by operating activities	731	776
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of membership interests in subsidiaries – net	(661)	(989)
Capital expenditures and other investments	(1,269)	(1,351)
Proceeds from sale of a business	1,885	204
Payments to related parties under CSCS agreement – net	(1,213)	(240)
Distributions from equity method investee	—	15
Reimbursements from related parties for capital expenditures	1,063	1,161
Other	1	6
Net cash used in investing activities	(194)	(1,194)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	315	147
Issuances of long-term debt, including premiums and discounts	2,362	1,505
Retirements of long-term debt	(1,523)	(1,544)
Debt issuance costs	(12)	(17)
Capped call transaction	—	(31)
Partner contributions	—	2
Partner distributions	(741)	(636)
Proceeds on sale of Class B noncontrolling interests – net	177	1,115
Payments to Class B noncontrolling interest investors	(146)	(163)
Buyout of Class B noncontrolling interest investors	(972)	—
Proceeds on sale of differential membership interests	92	101
Proceeds from differential membership investors	153	137
Payments to differential membership investors	(225)	(36)
Change in amounts due to related parties	(2)	(18)
Other	(5)	(11)
Net cash provided by (used in) financing activities	(527)	551
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	10	133
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF YEAR	284	151
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF YEAR	$294	$284